Exhibit 99.2

                                Contact:     William E. Keslar
                                        Don H. Herring
                                        (412) 433-6870

FOR IMMEDIATE RELEASE
---------------------

                        USX CORPORATION REPORTS IMPROVED
                    EARNINGS IN 1995 FOR THE U. S. STEEL GROUP
        PITTSBURGH, January 25, 1996 -- Boosted by continuing strong demand and high operating levels, USX-U. S. Steel Group (NYSE:X) recorded 1995 net income of $301 million, or $3.51 per share, on sales of $6.5 billion. The results, the highest since the formation of the U. S. Steel Group in 1991, represent a sub-stantial increase over the U. S. Steel Group's 1994 net income of $201 million, or $2.35 per share, on sales of $6.1 billion. Total year 1995 results included a net $58 million unfavorable estimated aftertax effect of several items, primarily related to blast furnace repairs, litigation accruals and the adoption of a new financial accounting standard. The net effect of special items on total year 1994 results was insignificant.
       The U. S. Steel Group recorded net income of $61 million, or 67 cents per share on sales of $1.6 billion in the fourth quarter of 1995. Results included a net $26 million unfavorable estimated aftertax effect of several items, including the adoption of a new financial accounting standard, litigation charges, provisions related to USX Credit loan losses and an extraordinary loss on the early retirement of USX debt. In the fourth quarter of 1994, the Group had net income of $90 million, or $1.11 per share, on sales of $1.6 billion, which included a $10 million
                                    - more -
unfavorable estimated aftertax effect of provisions related to USX Credit loan losses and litigation accruals.
        Operating income for full year 1995 from Steel and Related Businesses totaled $403 million, or $35 per ton, on shipments of 11.4 million tons, compared with 1994 operating income of $239 million, or $23 per ton, on shipments of 10.6 million tons.
        Operating income in the fourth quarter of 1995 from Steel and Related Businesses was $83 million on shipments of 3.0 million tons. This represents the highest level of steel shipments ever achieved under the Group's current operating configuration. Operating income from Steel and Related Businesses in the fourth quarter of 1994 was $128 million on shipments of 2.9 million tons.
        Fourth quarter 1995 results were affected by competitive market factors which resulted in declining spot market prices for sheet products and a less favorable product mix, which included export shipments in excess of 500,000 tons. In addition, fourth quarter 1995 operating income for the U.S. Steel Group reflected a $16 million pretax ($11 million aftertax), noncash charge for the adoption of Statement of Financial Accounting Standards (SFAS) No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to
 Be Disposed Of,"primarily for impairment of certain iron ore mineral rights and real estate holdings.
      "We are gratified by the solid financial results for the U. S. Steel Group during 1995," said USX Board Chairman Thomas J. Usher. "Despite intensely competitive market conditions, the Group's results reflect strong demand and excellent operating performance throughout U. S. Steel's facilities."

                                    - more -

      Usher noted that the company's steel operations produced at 100 percent of raw steel capability in the fourth quarter. "That level of operation is indicative of the ongoing, significant improvements our people have made in operating efficiencies," said the USX chairman.
        As a result of those efficiencies, U. S. Steel has increased its stated annual raw steel production capability by 0.3 million tons, to 12.8 million net tons for 1996. It is the second straight year in which the company was able to increase stated raw steel capability because of improved efficiency without physically adding new facilities.
        Several significant production achievements at various facilities contributed to the U.S. Steel Group's operating performance for the year and the quarter. Included were world records for annual and monthly hot strip mill production at Gary Works. The Gary hot strip mill produced 5,981,692 tons of hot bands in 1995, breaking the previous record set in Japan in 1984. The Gary strip mill in October, 1995, produced 571,770 tons of hot bands, breaking the old monthly record, also set in Japan in 1984.
        Looking ahead, Usher said the order book for flat-rolled products is expected to remain strong in the first quarter of 1996, especially in U. S. Steel's key market areas -- including automotive, appliance and construction. He noted that the market for tubular goods also shows signs of continuing improvement. The company recently announced price increases for sheet products, effective February 4, 1996, and for plate and tubular products, effective April 1, 1996.
        "With continued high order rates and ongoing cost reductions, we believe the U. S. Steel Group is well-positioned for continued strong performance in 1996," Usher said.

                                    - more -

        Several capital projects, which will reduce costs and improve production capability of value-added products, are scheduled for start-up or will near completion in the first quarter of 1996. Granulated coal injection at the Fairfield (Ala.) Works blast furnace is in the start-up phase following successful trials in the fourth quarter of 1995.
       Also, work is progressing on a vacuum degasser facility at the Mon Valley (Pa.) Works, scheduled to come on stream in April, which will enable U. S. Steel to offer customers a wider range of high-quality, flat-rolled steel products.






                                  * * * * * * *

        Statement of operations and supplemental statistics for the U. S. Steel Group and consolidated statement of operations for USX Corporation are attached.

                      U. S. STEEL GROUP OF USX CORPORATION
                       STATEMENT OF OPERATIONS (Unaudited)
                                                Fourth Quarter       Year
                                                    Ended           Ended
                                                 December 31     December 31
(Dollars in millions, except per share data)     1995    1994    1995     1994
--------------------------------------------------------------------------------
SALES                                           $1,647  $1,643  $6,456   $6,066

OPERATING COSTS:
 Cost of sales (excludes items shown below)      1,452   1,399   5,565    5,342
 Selling, general and administrative
  expenses (credits)                               (31)    (30)   (134)    (121)
 Depreciation, depletion and amortization           77      77     318      314
 Taxes other than income taxes                      49      54     210      218
 Impairment of long-lived assets                    16       -      16        -
                                                ------  ------  ------   ------
 Total operating costs                           1,563   1,500   5,975    5,753
                                                ------  ------  ------   ------

OPERATING INCOME                                    84     143     481      313

Other income                                        23      29     101       75
Interest and other financial income                  3       3       8       12
Interest and other financial costs                 (30)    (37)   (137)    (152)
                                                 ------  ------  ------   ------
INCOME BEFORE INCOME TAXES AND
 EXTRAORDINARY LOSS                                 80     138     453      248
Less provision for estimated income taxes           18      48     150       47
                                                ------  ------  ------   ------

INCOME BEFORE EXTRAORDINARY LOSS                    62      90     303      201
Extraordinary loss on extinguishment of debt,
 net of income tax                                  (1)      -      (2)       -
                                                 ------  ------  ------   ------

NET INCOME                                          61      90     301      201
Dividends on preferred stock                        (5)     (6)    (24)     (25)
                                                 ------  ------  ------   ------

NET INCOME APPLICABLE TO STEEL STOCK               $56     $84    $277     $176
                                                ======  ======  ======   ======
STEEL STOCK DATA:
 Income per share:
  Income before extraordinary loss:
   - Primary                                      $.68   $1.11   $3.53    $2.35
   - Fully diluted                                 .68    1.05    3.43     2.33
  Extraordinary loss -
   primary and fully diluted                      (.01)      -    (.02)       -
  Net income:
   - Primary                                       .67    1.11    3.51     2.35
   - Fully diluted                                 .67    1.05    3.41     2.33

 Dividends paid per share                          .25     .25    1.00     1.00

 Weighted average shares, in thousands:
  - Primary                                     82,820  75,887  79,088   75,184
  - Fully diluted                               84,779  86,807  89,438   78,624

The following note is an integral part of this financial statement.

                      U. S. STEEL GROUP OF USX CORPORATION
                       STATEMENT OF OPERATIONS (Unaudited)


The statement of operations of the U. S. Steel Group includes the results of operations for all businesses of USX other than businesses included in the Marathon Group or the Delhi Group and a portion of USX's net financial costs, general and administrative costs and income taxes attributed to the three groups in accordance with USX's accounting and tax allocation policies. This statement should be read in connection with the consolidated statement of operations of USX.

                      U. S. STEEL GROUP OF USX CORPORATION
                             SUPPLEMENTAL STATISTICS
                      ------------------------------------
                                 ($ in Millions)
                                                Fourth Quarter       Year
                                                    Ended           Ended
                                                 December 31     December 31
                                                --------------  --------------
                                                 1995    1994    1995     1994
                                                 ----    ----    ----     ----
SALES

 Steel and Related Businesses (a)               $1,631  $1,629  $6,391   $5,918
 Other                                              16      14      65      148
                                                ------  ------  ------   ------
Total U. S. Steel Group                         $1,647  $1,643  $6,456   $6,066


OPERATING INCOME

 Steel and Related Businesses (a)                  $83    $128    $403     $239
 Administrative and Other (b)                       17      15      94       74
 Impairment of Long-Lived Assets                   (16)      -     (16)       -
                                                ------  ------  ------   ------
Total U. S. Steel Group                            $84    $143    $481     $313


CAPITAL EXPENDITURES                              $100     $77    $324     $248


OPERATING STATISTICS

 Public & Affiliated Steel Shipments (c)         3,048   2,918  11,378   10,568
 Raw Steel-Production (c)                        3,164   3,133  12,163   11,677
 Raw Steel-Capability Utilization (d)           100.4%  103.7%   97.3%    97.4%


------------

  (a) Includes the production and sale of steel products, coke and taconite pellets; domestic coal mining; the management of mineral resources; and engineering and consulting services and technology licensing.

  (b) Includes pension credits, other postretirement benefit costs and certain other expenses principally attributable to former business units of the
      U. S. Steel Group. Also includes results of real estate development and management, and leasing and financing activities.

  (c) Thousands of net tons.

  (d) Based on annual raw steel production capability of 12.5 million tons for 1995 and 12.0 million tons for 1994.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
                 CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
                                                Fourth Quarter       Year
                                                    Ended           Ended
                                                 December 31     December 31
(Dollars in millions)                            1995    1994    1995     1994
--------------------------------------------------------------------------------
SALES                                           $5,369  $5,173 $20,922  $19,330

OPERATING COSTS:
 Cost of sales (excludes items shown below)      4,027   3,787  15,103   14,186
 Inventory market valuation credits                (35)     (2)    (70)    (160)
 Selling, general and administrative
  expenses                                          46      53     187      221
 Depreciation, depletion and amortization          278     279   1,160    1,065
 Taxes other than income taxes                     757     770   3,120    2,963
 Exploration expenses                               57      52     149      157
 Restructuring charges (credits)                     -       -      (6)      37
 Impairment of long-lived assets                   675       -     675        -
                                                ------  ------  ------   ------
 Total operating costs                           5,805   4,939  20,318   18,469
                                                ------  ------  ------   ------

OPERATING INCOME (LOSS)                           (436)    234     604      861

Other income                                        30      39     128      261
Interest and other financial income                 11       9      38       24
Interest and other financial costs                (126)   (131)   (501)    (461)
                                                ------  ------  ------   ------
INCOME (LOSS) BEFORE INCOME TAXES AND
 EXTRAORDINARY LOSS                               (521)    151     269      685
Less provision (credit) for estimated income
 taxes                                            (219)     23      48      184
                                                ------  ------  ------   ------

INCOME (LOSS) BEFORE EXTRAORDINARY LOSS           (302)    128     221      501
Extraordinary loss on extinguishment of debt,
 net of income tax                                  (2)      -      (7)       -
                                                ------  ------  ------   ------

NET INCOME (LOSS)                                 (304)    128     214      501
Dividends on preferred stock                        (5)     (8)    (28)     (31)
                                                 ------  ------  ------   ------

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKS    $(309)   $120    $186     $470
                                                 ======  ======  ======   ======

The following common share data is an integral part of this financial statement.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
                          COMMON SHARE DATA (Unaudited)
                                                Fourth Quarter       Year
                                                    Ended           Ended
                                                 December 31     December 31
(Dollars in millions, except per share data)     1995    1994    1995     1994
--------------------------------------------------------------------------------
APPLICABLE TO MARATHON STOCK:
 Income (loss) before extraordinary loss         $(365)    $35    $(87)    $315
 --Per share - primary and fully diluted         (1.27)    .12    (.31)    1.10

 Extraordinary loss, net of income tax              (1)      -      (5)       -
 -- Per share - primary and fully diluted         (.01)      -    (.02)       -

 Net income (loss)                                (366)     35     (92)     315
 --Per share - primary and fully diluted         (1.28)    .12    (.33)    1.10

 Dividends paid per share                          .17     .17     .68      .68

 Weighted average shares, in thousands:
 - Primary                                     287,398 287,132 287,271  286,722
 - Fully diluted                               287,398 287,136 287,271  286,725

APPLICABLE TO STEEL STOCK:
 Income before extraordinary loss                  $57     $84    $279     $176
 --Per share - primary                             .68    1.11    3.53     2.35
             - fully diluted                       .68    1.05    3.43     2.33

 Extraordinary loss, net of income tax              (1)      -      (2)       -
 --Per share - primary and fully diluted          (.01)      -    (.02)       -

 Net income                                         56      84     277      176
 --Per share - primary                             .67    1.11    3.51     2.35
             - fully diluted                       .67    1.05    3.41     2.33

 Dividends paid per share                          .25     .25    1.00     1.00

 Weighted average shares, in thousands:
 - Primary                                      82,820  75,887  79,088   75,184
 - Fully diluted                                84,779  86,807  89,438   78,624

APPLICABLE TO OUTSTANDING DELHI STOCK:
 Income (loss) before extraordinary loss          $1.6     $.9    $1.4   $(20.9)
 --Per share - primary and fully diluted           .17     .09     .15    (2.22)

 Extraordinary loss, net of income tax             (.1)      -     (.3)       -
 --Per share - primary and fully diluted          (.01)      -    (.03)       -

 Net income (loss)                                 1.5      .9     1.1    (20.9)
 --Per share - primary and fully diluted           .16     .09     .12    (2.22)

 Dividends paid per share                          .05     .05     .20      .20

 Weighted average shares, in thousands:
 - Primary and fully diluted                     9,447   9,438   9,442    9,407